Exhibit 99.1

GFI Group Inc. Announces Pricing of Secondary Offering

New York, May 18, 2006 — GFI Group Inc. (Nasdaq: GFIG) today announced the pricing of the underwritten public secondary offering of 2,950,546 shares of GFI’s common stock held by certain GFI shareholders at a price to the public of $56.66 per share. GFI will not receive any proceeds from the sale of the shares.

The selling shareholders include funds affiliated with Advent International Corporation, a global private equity firm, and Jersey Partners Inc., which is controlled by Michael Gooch, GFI’s founder and chief executive officer. Merrill Lynch & Co. is the sole book-running manager of the offering. Bank of America Securities LLC, Citigroup, Jefferies & Company and Keefe Bruyette & Woods are serving as co-managers. The underwriters have a 30-day option to purchase up to an additional 442,581 shares of common stock to cover any over-allotments.

A registration statement relating to these securities was filed with the Securities and Exchange Commission and has been declared effective. The offering is being made only by means of a prospectus. Copies of the final prospectus relating to this offering may be obtained from Merrill Lynch & Co., 4 World Financial Center, 250 Vesey Street, New York, NY 10080.  It is also available on EDGAR on the SEC website at www.sec.gov and on the Company’s website at www.GFIgroup.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About GFI Group Inc.

GFI Group Inc. (www.GFIgroup.com) is a leading inter-dealer broker specializing in over-the-counter derivatives products and related securities. GFI Group Inc. provides brokerage services, market data and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 1,200 people with additional offices in Englewood, NJ, London, Paris, Hong Kong, Tokyo, Singapore and Sydney. GFI provides services and products to over 1,700 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFI™, Starsupply®, GFInet®, CreditMatch™ and FENICS®.

Forward-looking statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes, securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
GFI Group Inc.	Comm-Partners LLC
Christopher Giancarlo	June Filingeri
Executive Vice President - Corporate Development	203-972-0186
212-968-2992	junefil@optonline.net
investorinfo@gfigroup.com

Media Contact:
GFI Group Inc.
Alan Bright
Public Relations Manager
011-44-20-7877-8049
alan.bright@gfigroup.co.uk

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